SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934.

                                (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14a-6(e)(2)
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                          PEOPLES BANCORPORATION, INC.
                (Name of Registrant as Specified In Its Charter)



     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
 [x]  No Fee Required.
      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:



     2)   Aggregate number of securities to which transaction applies:



     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:



     4)   Proposed maximum aggregate value of transaction:



     5)   Total fee paid



[ ]  Fee paid previously with preliminary materials



[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                          PEOPLES BANCORPORATION, INC.
                              1818 East Main Street
                          Easley, South Carolina 29640

                    Notice of Annual Meeting of Shareholders

                                  May 18, 2006

TO OUR SHAREHOLDERS:

         Notice is hereby given that the Annual Meeting of Shareholders of Peoples Bancorporation, Inc. (the "Company") will be held on Thursday, May 18, 2006 at 10:00 a.m., at Peoples Bancorporation, Inc., 1818 East Main Street, Easley, South Carolina 29640, for the following purposes:

          (1) To elect four directors to serve for terms of three years and two directors to serve for terms of two years, or until their successors are elected and qualified to serve; and

          (2) To conduct such other business as may lawfully come before the Annual Meeting or any adjournments or postponements thereof.

         Only shareholders of record at the close of business on March 24, 2006 are entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof.

         A proxy statement and proxy solicited by the Board of Directors are enclosed. Please sign, date and return the proxy promptly. If you are a record owner of shares and attend the meeting, you may, if you wish, withdraw your proxy and vote in person.


                                         BY ORDER OF THE BOARD OF DIRECTORS



                                         R. Riggie Ridgeway
                                         President and Chief Executive Officer
April 11, 2006
Easley, South Carolina

     PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY SO THAT YOUR VOTE MAY BE
            RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                          PEOPLES BANCORPORATION, INC.
                              1818 East Main Street
                          Easley, South Carolina 29640

                              --------------------

                                 PROXY STATEMENT
                              --------------------

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Peoples Bancorporation, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at Peoples Bancorporation, Inc., 1818 East Main Street, Easley, South Carolina 29640 on Thursday, May 18, 2006 at 10:00 a.m., and any adjournments or postponements thereof, for the purposes set forth in the Notice of Annual Meeting accompanying this Proxy Statement. In addition to solicitations by mail, officers and regular employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone or other electronic means. The Company will pay the cost of this proxy solicitation. This Proxy Statement and the accompanying form of proxy were first mailed to the shareholders on or about April 11, 2006. As used herein, the term "Banks" means The Peoples National Bank, Bank of Anderson, N.A. and Seneca National Bank, the wholly owned subsidiaries of the Company.

                                  ANNUAL REPORT

         The Annual Report to Shareholders covering the Company's fiscal year ended December 31, 2005, including financial statements, is enclosed. Such Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

                VOTING PROCEDURES AND MATTERS RELATING TO PROXIES

Voting

         Shareholders who hold their shares of record in their own names can vote their shares by marking the enclosed proxy form, dating it, signing it, and returning it to the Company in the enclosed postage-paid envelope. Shareholders of record can also attend the Annual Meeting and vote in person. Shareholders who hold their shares in street name with a broker or other nominee can direct their vote by submitting voting instructions to the broker or nominee in accordance with the procedure on the voting card provided by the broker or nominee. Shareholders who hold their shares in street name may attend the Annual Meeting, but may not vote in person without a proxy appointment from a shareholder of record.

Revocability Of Proxy

         Any proxy given pursuant to this solicitation may be revoked by any record shareholder who attends the meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked by the record shareholder prior to the meeting by delivering to Robert E. Dye, Jr., Secretary of the Company, 1818 East Main Street, Easley, South Carolina 29640, an instrument revoking the proxy or by delivering to Mr. Dye at such address a duly executed proxy for the same shares bearing a later date. Written notice of revocation of a proxy or delivery of a later dated proxy will be effective upon receipt by the Company. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. Shareholders who hold their shares in street name with a broker or other nominee may change or revoke their proxy instructions by submitting new voting instructions to the broker or other nominee.

Quorum, Vote Required and Method of Counting Votes

         Only shareholders of record on March 24, 2006 are entitled to notice of and to vote at the Annual Meeting. On that date, the Company had outstanding 6,258,877 shares of common stock, par value $1.11 per share. Each share outstanding will be entitled to one vote on each matter submitted to the annual meeting.

      A majority of the shares entitled to be voted at the annual meeting constitutes a quorum. If a share is represented for any purpose at the annual meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" and shares that are not voted, including proxies submitted by brokers that are the record owners of shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the annual meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote who are present in person or represented by proxy have the power to adjourn the meeting from time to time. If the meeting is to be reconvened within thirty days, no notice of the reconvened meeting will be given other than an announcement at the adjourned meeting. If the meeting is to be adjourned for thirty days or more, notice of the reconvened meeting will be given as provided in the Bylaws. At any reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

      If a quorum is present at the Annual Meeting, directors will be elected by a plurality of the votes cast by shares present and entitled to vote at the annual meeting. "Plurality" means that if there are more nominees than positions to be filled, the individuals who receive the largest number of votes cast for the positions to be filled will be elected as directors. Cumulative voting is permitted. See "CUMULATIVE VOTING RIGHTS." Votes that are withheld or that are not voted in the election of directors will have no effect on the outcome of election of directors. If a quorum is present, all other matters that may be considered and acted upon at the Annual Meeting will be approved if the number of shares of Common Stock voted in favor of the matter exceeds the number of shares of Common Stock voted against the matter.

Cumulative Voting Rights

         Each holder of shares is entitled to cumulate his votes for election of directors. Votes may be cumulated in the following ways: (1) giving one nominee as many votes as the number of directors to be elected multiplied by the number of shares owned, or (2) distributing votes on the same principle among any number of nominees.

         Conditions  precedent to the exercise of cumulative  voting are either:
(1) giving written notice of intention to vote cumulatively to the Secretary of the Company not less than forty-eight hours before the time of the meeting; or
(2) announcing the intention to vote cumulatively at the meeting before voting for directors begins. Once a shareholder gives notice of intention to vote cumulatively, all shareholders entitled to vote at the meeting may cumulate their votes. If notice is given at the meeting, the presiding officer may, or if requested by any shareholder shall, recess the meeting for a period not to exceed two hours.

         If shares are voted cumulatively, the designated proxy agents will cumulate the votes represented by such proxies in such manner as necessary to elect the greatest possible number of management nominees.

Actions To Be Taken By The Proxies

         The persons named as proxies were selected by the Board of Directors of the Company. When the form of proxy enclosed is properly executed and returned, the shares that it represents will be voted at the meeting. Unless the shareholder otherwise specifies therein, each proxy will be voted "FOR" the election of the persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors. In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with the shareholder's specifications. As to any other matter of business which may be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the persons voting the same, but the Board of Directors does not know of any such other business.

                              SHAREHOLDER PROPOSALS

      Any shareholder desiring to submit proposals for the consideration of the shareholders at the 2007 Annual Meeting may do so by sending them in writing to Robert E. Dye, Jr., Secretary, Peoples Bancorporation, Inc., 1818 East Main Street, Easley, South Carolina 29640. Such written proposals must be received prior to December 12, 2006, for inclusion, if otherwise appropriate, in the Company's Proxy Statement and form of Proxy relating to that meeting. With respect to any shareholder proposal not received by the Company prior to February 26, 2007, proxies solicited by management of the Company will be voted on the proposal in the discretion of the designated proxy agents.

                    ELECTION OF DIRECTORS AND DIRECTORS WHOSE
                TERMS WILL CONTINUE AFTER THE 2006 ANNUAL MEETING

         The Board of Directors has nominated six existing directors for re-election to the Board of Directors at the Annual Meeting. Two of the nominees, George Weston Nalley and William R. Rowan, III, were elected as directors by the Board of Directors in June, 2005 and January, 2006, respectively, and have not previously been elected by shareholders. Messrs. Nalley and Rowan have been nominated for election by the directors at the 2006

Annual Meeting to fill the seats being vacated by Messrs. James A. Black, Jr. and William A. Carr, who both have reached the mandatory retirement age under the Company's Bylaws. Mr. Nalley was recommended for nomination by a non-management director of the Company's Board of Directors, and Mr. Rowan was recommended for nomination by the Company's Chief Executive Officer.

         The Company's Articles of Incorporation provide for a classified board of directors, whereby approximately one-third of the members of the Company's Board of Directors are elected each year at the Company's Annual Meeting of Shareholders. At each Annual Meeting of Shareholders, successors to the class of directors whose term expires at the Annual Meeting are elected for a three-year term.

         The Board of Directors recommends the election of the six nominees listed below. In the event that any such nominee is not available to serve as a director, the persons acting under the proxy intend to vote, in his stead, for such person as the Board of Directors may recommend.

         Information about the nominees and about the directors whose terms will continue after the Annual Meeting is set forth below.

                 Nominees for Three-Year Terms Expiring in 2009

         Robert E. Dye, Jr., age 38, has served as Senior Vice President, Chief Financial Officer and Secretary of Peoples Bancorporation, Inc. since April 2004. Prior to that, Mr. Dye served as Director of Corporate Activities for the Banks and Company from August 2002 through April 2004 and served as Director of Expansion and Development from November 1997 through July 2002. Prior to joining the Company, Mr. Dye was Vice President at Britt, Peters & Associates, Inc., an engineering firm in Greenville, South Carolina. Prior to that, Mr. Dye served as an engineer for South Carolina operations of Vulcan Materials Company. Mr. Dye is a director of Palmetto Health Alliance and trustee of Baptist Healthcare System of South Carolina. Mr. Dye is a director of The Peoples National Bank, and he has been a director of the Company since 1997.

         W. Rutledge Galloway, age 62, has been C.E.O. of Galloway-Bell, Inc., a residential, industrial and commercial insulation contractor, since 1972. Mr. Galloway is a member of the Board of Trustees of Presbyterian College, and has previously served as a director of the Greenville, South Carolina Home Builders Association. Mr. Galloway has been a director of The Peoples National Bank since its formation in 1986 and he has been a director of the Company since 1992.

         E. Smyth McKissick, III, age 48, has been President of Alice Manufacturing Company, a textile manufacturing company, since 1988. Mr. McKissick is a member of the Board of Directors of the South Carolina Manufacturers Alliance and the American Textile Manufacturers Institute. In addition, Mr. McKissick serves on the Board of Trustees of the Institute of Textile Technology and Clemson University. Mr. McKissick is a director of The Peoples National Bank and he has been a director of the Company since 1993.

         William B. West, age 56, has served as Executive Vice President and Treasurer of the Company since April, 2004. Prior to that time, he served as Senior Vice President and Chief Financial Officer of the Company from July, 1998 until April, 2004. Mr. West was Senior Vice President, Chief Financial Officer, Secretary, Treasurer and Director of First United Bancorporation, Executive Vice President and Cashier and a director of Anderson National Bank, Cashier of Spartanburg National Bank, Cashier and a director of Community Bank of Greenville, N.A., and Treasurer and a director of Quick Credit Corporation until the merger of First United Bancorporation into Regions Financial Corporation in June of 1998. Mr. West has been a director of the Company since 2000.

                  Nominees for Two-Year Terms Expiring in 2008

         George Weston Nalley, age 41, has been President of Nalley Construction in Easley, South Carolina since 2000. Mr. Nalley currently serves on the Board of Visitors for Presbyterian College. Mr. Nalley has been a director of Peoples National Bank since March, 2005 and a director of the Company since June, 2005. Mr. Nalley is the son of George B. Nalley, Jr.

         William R. Rowan, III, age 59, retired in 2005 following a 37-year career in banking. Mr. Rowan served as Regional President of BB&T with management responsibility for upstate South Carolina from 1990 until his retirement. Mr. Rowan had been with BB&T since 1987 when it acquired Community Bank of Greenville, South Carolina, where Mr. Rowan had been a banker since 1977. Mr. Rowan is a past Chairman of the Greenville County Redevelopment Authority and served on the Greenville Area Development Corporation from 2003 to 2005. Mr. Rowan also served as the Chairman of the American Heart Association Heart Association 2005 Heart Walk. Other past involvement includes the Greenville Chamber of Commerce, United Way of Greenville and Boys Home of the South. Mr. Rowan has been a director of the Company since January, 2006 and a Director of Peoples National Bank since October, 2005.

                      Directors Whose Terms Expire in 2008

         Charles E. Dalton, age 63, has been President and Chief Executive Officer of Blue Ridge Electric Cooperative, located in Pickens, South Carolina, since 1982. Mr. Dalton is past president of the Association of Electric Cooperatives of South Carolina. Mr. Dalton is a director of The Peoples National Bank and he has been a director of the Company since 1992.

         Larry D. Reeves, age 64, has served as Senior Vice President of Cromer Foods, Inc. since 1989, after 20 years with Owens Corning Fiberglass where he managed plants in Huntington, Pennsylvania and Anderson, South Carolina. Mr. Reeves also serves as a director and President of Christian Youth Camp, Inc. Mr. Reeves has been a director of the Company since 2000.

         R. Riggie Ridgeway, age 59, has served as President and Chief Executive Officer, of Peoples Bancorporation, Inc. since April, 2004. Prior to that, Mr. Ridgeway served as Executive Vice President of the Company. Mr. Ridgeway has continually served as President, Chief Executive Officer and Director of The Peoples National Bank since 1996. From 1986 until 1996, Mr. Ridgeway served as Executive Vice President, director and senior loan officer of The Peoples
National Bank. Mr. Ridgeway, who has over thirty-five years of banking experience, began his banking career with South Carolina National Bank in 1969.

In 1973, he accepted a job at Southern Bank and Trust Company (now Wachovia) in Greenville and served there in various capacities for over 10 years. In 1983, he began the commercial banking function at American Federal Savings Bank, also in Greenville and remained there until 1986 when The Peoples National Bank was organized. Mr. Ridgeway has been a director of Peoples Bancorporation, Inc. since its formation in 1992.

                      Directors Whose Terms Expire in 2007

         Andrew M. McFall, III, age 71, was employed by Anderson Savings and Loan Association and its successor Security Federal, Security Mortgage and its successor, Painewebber Mortgage, and Columbia National, Inc. until retiring in 1995. Mr. McFall is a past President of the Greenville Chapter of the American Savings and Loan Institute and is past President of the South Carolina Controllers Society. He has also served as a Commissioner on the Anderson County Planning Commission. Mr. McFall has been a director of the Company since 2000.

         Eugene W. Merritt, Jr., age 62, has been co-owner and President of Merritt Brothers, Inc., a commercial landscape company, since 1971. In addition, Mr. Merritt is a co-owner of Merritt Brothers Tree Farm located in Easley, South Carolina. Mr. Merritt is currently serving as a member of the Board of Directors of the AgFirst Farm Credit Bank in Columbia, South Carolina. Mr. Merritt is a director of The Peoples National Bank and he has been a director of the Company since 1993.

         George B. Nalley, Jr., age 67, has been Managing Partner of Nalley Commercial Properties since 1964 and is also Chairman of Nalley Construction Company and Town `N Country Realty of Easley, Inc., each of which is located in the Easley, South Carolina area. Mr. Nalley is a director of The Peoples National Bank and he has been a director of the Company since 1992. Mr. Nalley is the father of George Weston Nalley.

         Nell W. Smith, age 76, served as a South Carolina State Senator from 1981 to 1993. Ms. Smith is a past Chairman and current member of the Palmetto Hospital Foundation, Friends of the Library and as a board member of the Easley Chamber of Commerce. Ms. Smith is a founder of Clemson University's John C. Calhoun Lecture Series. Ms. Smith has been a director of The Peoples National Bank since its formation in 1986 and she has been a director of the Company since 1992.

         A. J.  Thompson,  Jr.,  M.D.,  age 58, has practiced  ophthalmology  in
Easley, South Carolina since 1981. Dr. Thompson is currently serving as President of Keowee - Toxaway Co., LLC, which owns 75% of The Reserve at Lake Keowee. Dr. Thompson has been a director of The Peoples National Bank since its formation in 1986 and he has been a director of the Company since 1992.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

Five Percent Beneficial Owners

         The following table sets forth information as of March 13, 2006 with respect to ownership of the outstanding common stock of the Company by persons known to own beneficially more than five percent of the outstanding common stock of the Company.

                                         Shares of Common         Percent of
                                        Stock Beneficially        Outstanding
Name and address                               Owned                Shares
----------------                               -----                -----

Estate of Robert E. Dye, Sr.                  429,919                6.88%
P. O. Box 858
Easley, South Carolina 29641

Robert E. Dye, Jr.                            633,283(1)            10.13%
1818 East Main Street
Easley, South Carolina 29640

Alexander C. Dye                              611,330(1)             9.78%
1818 East Main Street
Easley, South Carolina 29640

(1) Includes 429,919 shares held in the Estate of Robert E. Dye, Sr. of which Messrs. Robert E. Dye, Jr. and Alexander C. Dye are co-personal representatives. Messrs. Robert E. Dye, Jr. and Alexander C. Dye share voting and investment power over these 429,919 shares.


Beneficial Ownership of Management

         The following table sets forth information as of March 13, 2006 with respect to ownership of the outstanding common stock of the Company by (i) each director of the Company, (ii) each director nominee, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group.

                                                      Shares of
         Name (and address of 5%                     Common Stock                    Exercisable                Percent
            Beneficial Owner)                   Beneficially Owned (1)            Stock Options(2)              of Total
            -----------------                   ----------------------            ----------------              --------

James A. Black, Jr. (3)                                 78,996                            525                     1.26%
William A. Carr (4)                                     18,928                              0                     0.30%
Charles E. Dalton  (5)                                  34,973                         16,646                     0.56%
Robert E. Dye, Jr. (6)                                 642,559                          6,249                    10.22%
W. Rutledge Galloway (7)                               149,058                         23,264                     2.38%
Andrew M. McFall, III (8)                               25,940                          6,136                     0.41%
E. Smyth McKissick, III                                149,373                         16,646                     2.38%
Eugene W. Merritt, Jr. (9)                              54,787                         16,646                     0.87%
George B. Nalley, Jr. (10)                             154,937                         23,264                     2.47%
George Weston Nalley                                    25,206                              0                     0.40%
Larry D. Reeves                                         14,196                          6,136                     0.23%
R. Riggie Ridgeway (11)                                103,766                              0                     1.66%
William R. Rowan, III                                    1,180                              0                     0.02%
Nell W. Smith                                           33,027                         23,264                     0.53%
A. J. Thompson, Jr., M.D. (12)                         173,151                              0                     2.77%
William B. West (13)                                    29,822                         11,075                     0.48%
L. Andrew Westbrook, III                                 1,025                              0                     0.02%

Directors and Executive Officers as a                1,721,897                        149,851                    26.91%
Group (18 persons)

Unless otherwise indicated, the named individual or entity has sole voting and investment power with respect to all shares.

(1) Pursuant to the rules of the Securities and Exchange Commission, shares of the Company's Common Stock that a beneficial owner has the right to acquire within 60 days pursuant to the exercise of stock options are deemed to be outstanding for purposes of computing the percentage of ownership of the option holder, but not for the purpose of computing the percentage of ownership of any other person. Unless otherwise indicated, the named individual or entity has sole voting and investment power with respect to all shares.
(2) Shares represented by these options are included in the column showing the number of shares of common stock beneficially owned.
(3)  Includes 53,065 shares owned by Mr. Black's wife.
(4)  Includes 458 shares owned jointly with Mr. Carr's wife.
(5)  Includes 3,318 shares owned jointly with Mr. Dalton's wife.
(6) Includes 429,919 shares held in the Estate of Robert E. Dye, Sr. of which Mr. Dye is a personal representative, 36,191 shares held by Mr. Dye's wife and 15,964 shares owned by Mr. Dye's minor children.
(7)  Includes 46,889 shares owned jointly with Mr. Galloway's wife.

(8)  Includes 1,102 shares owned by Mr. McFall's wife.
(9) Includes 19,026 shares owned jointly with Mr. Merritt's wife and 6,231 shares held by Mr. Merritt's wife. (10) Includes 26,715 shares owned by Mr. Nalley's wife and an aggregate of 52,500 shares held in two trusts administered by Mr. Nalley.
(11) Includes 21,998 shares held jointly with Mr. Ridgeway's wife.
(12) Includes 37,468 shares held by Dr. Thompson's wife and 23,182 shares held by Dr. Thompson's son.
(13) Includes 3,391 shares owned jointly with Mr. West's wife.


                               GOVERNANCE MATTERS

Director Attendance at Board and Committee Meetings and Shareholder Meetings

         The Board of Directors of the Company held six meetings during the year ended December 31, 2005. All directors attended at least 75% of the meetings held by the Board and committees of the Board on which he or she served.

         The Company encourages, but does not require, its directors to attend annual meetings of shareholders. Last year, twelve of the Company's directors attended the annual meeting of shareholders.

Committees of the Board

Audit Committee

         The Board of Directors has established an audit committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 to assist the Board in fulfilling its responsibilities relating to corporate accounting and reporting practices of the Company. The Committee also oversees the Company's internal audit staff and independent auditors; coordinates communication between the Board of Directors and the internal audit staff and independent auditor; serves as an independent and objective body to review financial information presented by management to shareholders, regulators and the general public; and determines the adequacy of, and adherence to, administrative, operating and internal accounting controls of the Company. The members of the Audit Committee are Charles E. Dalton, James A. Black, Jr., G. Weston Nalley, Larry D. Reeves, and Nell W. Smith. Each member of the Audit Committee is independent as defined in The Nasdaq Stock Market, Inc. Marketplace Rules, as modified or supplemented. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter was attached to the 2004 Proxy Statement. The committee met seven times in 2005.

Compensation Committee

         The Board of Directors has also established a compensation committee to assist the Board in setting compensation for employees and executive officers of the Company. The members of the Compensation Committee are William A. Carr,

Charles E. Dalton, Eugene W. Merritt, Jr., Andrew M. McFall, III, George Weston Nalley and A. J. Thompson, Jr. The committee met five times in 2005.

Nominating Committee

         The Board of Directors has established a Nominating Committee that is responsible for identifying and recommending to the Board potential director nominees.

         In recommending director candidates, the Committee takes into consideration such factors as it deems appropriate based on the Company's current needs. These factors may include experience, judgment, specific skills, background, character, and reputation in the community and the ability to work with others, as well as the candidate's ability to devote the required time and effort to serve on the Board.

         The Committee will consider for nomination as a Board of Directors' nominee candidates recommended by shareholders if the shareholders comply with the following requirements. If a shareholder wishes to recommend a director candidate to the Committee for consideration as a Board of Directors' nominee, such shareholder must submit in writing to the Committee the recommended candidate's name, a brief resume setting forth the recommended candidate's business and educational background and qualifications for service, and a notarized consent signed by the recommended candidate stating the recommended candidate's willingness to be nominated and to serve. This information must be delivered to the Chairman of the Committee at the Company's address and must be received no later than January 15 in any year for the candidate to be considered as a potential Board of Directors' nominee at the Annual Meeting of Shareholders for that year. The Committee may request further information if it determines a potential candidate may be an appropriate nominee. Director candidates recommended by shareholders that comply with these requirements will receive the same consideration that the Committee's candidates receive.

         Director candidates recommended by shareholders will not be considered for recommendation by the Committee as potential Board of Directors' nominees if the shareholder recommendations are received later than January 15 in any year. However, shareholders of record may nominate persons at the annual meeting for election to the Board of Directors if they have followed the procedures set forth in the Company's bylaws. Those procedures provide that no person will be qualified to be elected as a director of the Company by the shareholders unless such person is either (a) nominated by the board of directors, or (b) nominated by a shareholder of record and the shareholder (i) gives written notice to the secretary of the Company of the name, address and share ownership of the shareholder and the nominee not less than 90 days prior to the meeting of shareholders at which such person is to be nominated, and (ii) within 15 days after an acknowledgement of the notice is sent by certified mail or private courier service to the shareholder at the address given in the notice, the shareholder furnishes to the secretary of the Company a written consent of the nominee to be nominated and to serve as a director, if elected, together with such information about the nominee as the secretary may request in order to comply with applicable regulations regarding the solicitation of proxies. No person who is 72 years of age or older shall be eligible to be elected or re-elected a director of the Company. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. Nominations not made in accordance with these requirements may be disregarded by the presiding officer of the meeting, and upon his instructions, the vote tellers shall disregard all votes cast for each such nominee.

         The members of the Nominating Committee are A.J. Thompson, Jr., Charles
E. Dalton, Eugene W. Merritt, Jr., James A. Black, Jr., and W. Rutledge Galloway, all of whom are independent as defined in The Nasdaq Stock Market, Inc. Marketplace Rules, as modified or supplemented. The Committee acts pursuant to a written charter, a copy of which is attached to this Proxy Statement as Appendix A. The Nominating Committee met five times in 2005.

Executive Committee

         The Board of Directors has established an Executive Committee. The Executive Committee may advise and aid the officers of the Company in matters concerning its interests and management of its business. When the Board in not in session, the Committee has and may exercise all powers of the Board of Directors that may be legally delegated to a committee by South Carolina law and any other applicable law. The members of the Executive Committee are George B. Nalley, E. Smyth McKissick, III, R. Riggie Ridgeway, W. Rutledge Galloway, Larry
D. Reeves and James A. Black. The Executive Committee met three times in 2005.

Shareholder Communications with the Board of Directors

         Any shareholder who wishes to send communications to the Board of Directors should mail them addressed to the intended recipient by name or position in care of: Corporate Secretary, Peoples Bancorporation, Inc., 1818 East Main Street, Easley, South Carolina 29640. Upon receipt of any such communications, the Corporate Secretary will determine the identity of the intended recipient and whether the communication is an appropriate shareholder communication. The Corporate Secretary will send all appropriate shareholder communications to the intended recipient. An "appropriate shareholder communication" is a communication from a person claiming to be a shareholder in the communication the subject of which relates solely to the sender's interest as a shareholder and not to any other personal or business interest.

         In the case of communications addressed to the Board of Directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Board. In the case of communications addressed to the independent or outside directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Audit Committee. In the case of communications addressed to committees of the board, the Corporate Secretary will send appropriate shareholder communications to the Chairman of such committee.

                             EXECUTIVE COMPENSATION

         The following table provides summary information for the years ended December 31, 2005, 2004 and 2003 concerning compensation paid or accrued by either the Company or the Banks to or on behalf of the Company's Chief Executive Officer, the only other executive officers of the Company whose cash compensation in 2005 exceeded $100,000, and the chief executive officer of the Company's largest subsidiary.

                           Summary Compensation Table

                                                                     Annual Compensation(1)               All Other
Name and                                                             ----------------------
Principal Position                                  Year            Salary             Bonus           Compensation(3)
------------------                                  ----            ------             -----           --------------

R. Riggie Ridgeway                                  2005            $275,000          $22,000               $38,035
   President and Chief                              2004            $227,500          $22,750               $23,327
   Executive Officer (4)                            2003            $184,250          $14,400               $20,468

William B. West                                     2005            $170,833          $13,200               $19,208
   Executive Vice President                         2004            $156,667          $15,660               $13,260
                                                    2003            $136,938          $10,740               $11,714

Robert E. Dye, Jr.                                  2005            $108,063          $ 8,400               $17,561
   Senior Vice President                            2004            $ 92,500          $ 7,000               $16,037
   Chief Financial Officer                          2003            $ 69,470          $ 5,400               $15,200

L. Andrew Westbrook, III                            2005            $150,000          $35,000(2)            $11,278
   President and Chief Executive Officer of
   Peoples National Bank and Bank of
   Anderson, N.A. (5)

-----------------------
(1) The Company provides each of Messrs. Ridgeway, West, Dye, and Westbrook with an automobile, country club dues and other employee benefits generally provided to the Company's most highly ranking executive officers. The total of such benefits paid to each person in 2005 did not exceed the lesser of $50,000 or 10% of such person's annual salary and bonus payments.
(2) Includes a $15,000 signing bonus paid to Mr. Westbrook upon commencement of his employment with The Peoples National Bank.
(3) Includes: matching contributions under the Bank's 401(k) Plan during 2005 of $8,511 for Mr. Ridgeway, $5,595 for Mr. West, $3,452 for Mr. Dye, and $2,503 for Mr. Westbrook; life insurance premiums paid by the Company in 2005 of $1,513 for Mr. Ridgeway, $1,513 for Mr. West, $209 for Mr. Dye, and $225 for Mr. Westbrook; directors' fees paid by the Company and the Banks in 2005 of $13,900 to Mr. Ridgeway, $12,100 to Mr. West, $13,900 to Mr.
     Dye, and $8,550 to Mr. Westbrook (Bank only); and economic value of split-dollar life insurance premium paid on Mr. Ridgeway's behalf in 2005 of $14,111.

(4) Mr. Ridgeway became President and Chief Executive Officer in April, 2004. Prior to that time, he served as Executive Vice President of the Company and President of The Peoples National Bank.
(5) Mr. Westbrook became President of Peoples National Bank in April, 2005 and President of Bank of Anderson, N. A. in January, 2006.


Retirement Benefits

         The Company has entered into a Salary Continuation Agreement with R. Riggie Ridgeway, its President and Chief Executive Officer. The agreement, as amended, provides for payments of benefits to Mr. Ridgeway commencing at his retirement at age 65, or earlier in the event of death or disability. The agreement with Mr. Ridgeway provides for payment of a Normal Retirement Benefit of $47,714 increased by 4% each year between February 1, 2003 and Mr. Ridgeway's retirement date. The Normal Retirement Benefit is payable in monthly installments beginning in the month after Mr. Ridgeway's retirement and continuing for the greater of the life of Mr. Ridgeway or 239 additional months. Each year after the first benefit payment, the benefit will increase by the same percentage as any increase in the consumer price index.

         In the event that Mr. Ridgeway's employment with the Company is terminated prior to his retirement for any reason other than death or disability, the agreement provides that a retirement benefit will be paid beginning at normal retirement age based on the amount stated above increased by 4% per year for the actual years such employee worked after 1998.

         In the event that Mr. Ridgeway's employment with the Company is terminated prior to his normal retirement age due to disability, in lieu of the Normal Retirement Benefit he will receive an annual benefit after he reaches retirement age of between $19,862 and $65,300 subject to adjustment for inflation, based on the length of his service from 1998 to the date of termination of employment. In addition, if Mr. Ridgeway's employment is terminated due to disability prior to his normal retirement age, he will receive an annual payment from the date of such termination until the greater of life or 239 months, in an amount equal to the before-tax equivalent (using the Company's marginal tax rate) of the increase in value of the life insurance policy owned by the Company to fund the benefits under his agreement, reduced by the hypothetical cost to the Company of paying interest on the premium for the life insurance policy at a rate equal to the Company's cost of funds. In addition, if Mr. Ridgeway's employment is terminated due to disability prior to his normal retirement age, he will receive an annual payment from the date of such termination until his death in an amount equal to the before-tax equivalent (using the Company's marginal tax rate) of the increase in value of another life insurance policy owned by the Company to fund the benefits under his agreement reduced by the hypothetical cost to the Company of paying interest on the premium for the life insurance policy at a rate equal to the Company's cost of funds. The agreement provides, however, that total disability benefit payments are not to exceed Normal Retirement Benefit amounts.

         In the event that Mr. Ridgeway dies while in the employ of the Company, his agreement provides that his beneficiary shall receive an amount between $108,816 and $654,911.

         In 1997 and 2002, the Company purchased universal life insurance policies on the life of Mr. Ridgeway, which are reflected in the Company's balance sheet as other assets. Although the Company plans to use these policies to fund its obligations under the agreement, its obligations are independent of the policies.

Noncompetition, Severance and Employment Agreements

         The Company has entered into Noncompetition, Severance and Employment Agreements with each of Messrs. Ridgeway, West and Westbrook. Mr. Ridgeway's Employment Agreement provides for his employment as Chief Executive Officer of the Company. Mr. West's Agreement provides for his employment as Executive Vice President of the Company. Mr. Westbrook's Agreement provides for his employment as President and Chief Executive Officer of Peoples National Bank. The terms of all of the agreements are substantially the same. The agreements are each for rolling three-year terms. Mr. Ridgeway's agreement provides for a base salary of $275,000 per year, Mr. West's agreement provides for a base salary of $165,000 per year, and Mr. Westbrook's agreement provides for a base salary of $200,000 per year. Such base salaries may be adjusted by the Compensation Committee of the Board of Directors from time to time in its discretion. All three agreements also provide for payment of annual incentive bonuses determined in accordance with the terms of any incentive plans adopted by the Board of Directors, an automobile, country club dues, and any other employee benefits generally provided by the Company to its most highly ranking executives for so long as the Company provides such benefits. Other terms of the agreements include terms dealing with termination and the rights of the executives to payments following termination after a change of control and under certain other circumstances, and noncompetition and related agreements, as well as other provisions frequently found in executive employment agreements.

         The foregoing are merely summaries of certain provisions of the Salary Continuation Agreements and the Noncompetition, Severance and Employment Agreements, and are qualified in their entirety by reference to such Agreements, which have been filed with the Securities and Exchange Commission as exhibits to the Company's Annual Reports on Forms 10-K for the year ended December 31, 2005 and 2006.

1993 Incentive Stock Option Plan

         The 1993 Peoples Bancorporation, Inc. Incentive Stock Option Plan (the "1993 Plan") reserved 848,541 shares (as adjusted for stock dividends and stock splits since inception of the plan) for issuance upon exercise of options under the plan, and provides for the grant of options at the discretion of the Board of Directors or a committee designated by the Board of Directors to administer the 1993 Plan. The option exercise price must be at least 100% of the fair market value of the stock on the date the option is granted (or 110% in the case of an option granted to a person who owns more than 10% of the total combined voting power of all classes of stock of the Company), and the options are exercisable by the holder thereof prior to their expiration in accordance with the terms of the holder's Stock Option Agreement and the 1993 Plan. Stock options granted pursuant to the 1993 Plan expire no later than ten years from the date on which they are granted, except in the case of options granted to ten percent shareholders, which expire not later than five years from the date on which they are granted. The 1993 Plan had a ten-year term and has, therefore, terminated. Although options may still be exercised under the 1993 Plan, no further options may be granted under the 1993 Plan.

2004 Stock Option Plan

         The 2004 Stock Option Plan reserved 322,481 shares (as adjusted for stock splits and stock dividends since inception of the plan) for issuance pursuant to the exercise of options under the 2004 Stock Option Plan. The plan is administered by the Board of Directors or a Committee appointed by the Board of Directors. Options awarded under the plan may be "incentive stock options" within the meaning of the Internal Revenue Code or non-qualified options. Options may be granted pursuant to the 2004 Stock Option Plan to persons who are directors, officers or key employees of the Company or any subsidiary (including officers who are employees) at the time of grant. The Board of Directors or the Committee selects the persons to receive grants under the 2004 Stock Option Plan and determines the number of shares covered by options granted under the plan. All stock options will have such exercise prices as may be determined by the Board of Directors or the Committee at the time of grant, but such prices may not be less than the fair market value of the Common Stock (as determined in accordance with the plan) at the date of grant. The Board of Directors or the Committee may set other terms for the exercise of the options but may not grant to any one holder more than $100,000 of incentive stock options (based on the fair market value of the optioned shares on the date of the grant of the option) which first become exercisable in any calendar year. No options may be exercised after ten years from the date of grant, and options may not be transferred except by will or the laws of descent and distribution. Incentive stock options may be exercised only while the optionee is an employee of the Company, within three months after the date of termination of employment, or within twelve months of death or disability, but only to the extent the option has not expired.

         The number of shares reserved for issuance under the 2004 Stock Option Plan, the number of shares covered by outstanding options and the exercise price of options will be adjusted in the event of changes in the number of outstanding shares of common stock effected without receipt of consideration by the Company. All outstanding options will become immediately exercisable in the event of a change of control, or imminent change of control, of the Company (both as defined in the plan). In the event of an extraordinary corporate action (as described in the plan), subject to any required shareholder approval, the Board of Directors or the Committee, in its sole discretion, may also cancel and pay for outstanding options. The Board or Committee also has the power to accelerate the exercise date of outstanding options at any time. The Board of Directors may alter, suspend or discontinue the plan, but may not increase (except as discussed above) the maximum number of shares reserved for issuance under the plan, materially increase benefits to participants under the plan, or materially modify the eligibility requirements under the Plan without shareholder approval or ratification. The 2004 Stock Option Plan will terminate on April 6, 2014, and no options will be granted thereunder after that date.

         The foregoing summaries of the 1993 Stock Option Plan and the 2004 Stock Option Plan are qualified in their entirety by reference to the plans, which have been filed with the Securities and Exchange Commission as exhibits to registration statements on Forms S-8 in 2004.

       Aggregated Option Exercises in 2005 and 2005 Year End Option Values

         The following table presents information about the value of options held by Messrs. Dye, Ridgeway, West, and Westbrook at December 31, 2005, and options exercised by Mr. Ridgeway in 2005. No options were granted to Messrs. Ridgeway, West, Dye or Westbrook in 2005, and no options were exercised by Messrs. West, Dye, or Westbrook during 2005.

                                                                              Number of Securities          Value of Unexercised
                                               Shares                        Underlying Unexercised         In-the-Money Options
                                              Acquired         Value       Options at Fiscal Year End      At Fiscal Year End (2)
                                             On Exercise   Realized (1)    Exercisable / Unexercisable    Exercisable/Unexercisable
                                             -----------   ------------    ---------------------------    -------------------------

R. Riggie Ridgeway                               29,332     $516,243                0             0                 0            0
  President and Chief Executive
  Officer

William B. West                                       0            0           11,075             0           $81,734            0
  Executive Vice President

Robert E. Dye, Jr.                                    0            0            6,249         3,027           $28,271       $1,619
  Senior Vice President and
  Chief Executive Officer

L. Andrew Westbrook, III                              0            0                0             0                 0            0
  President and Chief Executive Officer
  The Peoples National Bank and Bank
  of Anderson, N. A.

(1) The value realized is based on the difference between the exercise price of $2.35 per share and $19.95, the estimated fair value on the date of exercise.
(2) The value is based on exercise prices ranging from $5.87 to $10.29 per share and an estimated fair value of $13.25 per share on December 31, 2005.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee in 2005 consisted of Mr. Thompson, Mr. Carr, Mr. Dalton, Mr. McFall, Mr. Merritt, and Mr. G. W. Nalley. In reaching compensation decisions, the committee took into account discussions with and recommendations by Mr. Ridgeway, the Chief Executive Officer. There is no other involvement by the Company's executive personnel in the committee's deliberations. Mr. Ridgeway did not participate in deliberations and decisions regarding his own compensation.

Board Compensation Committee Report On Executive Compensation

         The Compensation Committee has developed and implemented a formalized salary administration program for all Company personnel. Each position within the Company, including the chief executive officer and all other executive officers, has been assigned a grade based on certain criteria including but not limited to knowledge, experience, skill, scope of decisions to be made and authority. Each grade has been assigned a salary range based on peer group comparisons from survey data for other financial institutions of comparable size and complexity. Annual base salaries are generally set at competitive levels with similar financial institutions and within the Company's salary administration program's guidelines, including the positions of chief executive officer and other executive officers. Each employee, including the chief executive officer and all other executive officers, is reviewed at least annually for job performance and individual goal attainment. Salary increases are largely based on job performance and goal attainment.

         For 2005, the Compensation Committee approved, and the Board of Directors ratified, a cash incentive plan based on attainment of profitability goals. All employees and officers, including the chief executive officer and all executive officers of the Company and its subsidiaries, participated in the plan. Cash incentive bonuses were awarded only to those individuals who were successful in meeting their profitability goals based on a formula driven method and capped by a percentage of each employee's base salary level.

         The Compensation Committee is revising the incentive plan for 2006 shifting from a salary-based formula to a more performance-based plan. The new plan's focus is to establish a superior standard of performance by creating specific target incentives for each eligible employee. The incentives become payable if the performance goals are achieved. The Compensation Committee believes that by setting performance standards for employees, a creative culture will be encouraged, which in turn, will lead to high achievement.

         The Compensation Committee also administers the Company's Incentive Stock Option Plan whereby stock options are awarded to key employees.

         The Company's overall compensation program for its chief executive officer and senior management is intended to attract, motivate and retain key employees; maintain a base salary structure that is competitive in the Company's marketplace; link annual incentive cash awards with specific profitability goals; and provide long-term incentive awards in the form of incentive stock options that couple management ownership with stockholder value.

                                 Respectfully submitted,


         A. J. Thompson,  Jr., Chairman
         William A. Carr
         Charles E. Dalton
         Andrew M. McFall, III
         Eugene W. Merritt, Jr.
         George Weston Nalley

Performance Graph

         The Company is required to provide its shareholders with a line graph comparing the Company's cumulative total shareholder return with a performance indicator of the overall stock market and either a published industry index or a Company-determined peer comparison. The purpose of the graph is to help shareholders determine the reasonableness of the Compensation Committee's decisions with respect to the setting of various levels of executive officer compensation. Shareholder return (measured through increases in stock price and payment of dividends) is often a benchmark used in assessing corporate performance and the reasonableness of compensation paid to executive officers.

         However, shareholders should recognize that corporations often use a number of other performance benchmarks (in addition to shareholder return) to set various levels of executive officer compensation. The Company's 2005 Annual Report to Shareholders contains a variety of relevant performance indicators concerning the Company. Thus, Company shareholders may wish to consider other relevant performance indicators which may be more closely related to officer performance in assessing the reasonableness of Company executive officer compensation, such as growth in earnings per share, book value per share and cash dividends per share, along with Return on Equity (ROE) and Return on Assets
(ROA) percentages.

         The performance graph below compares the Company's cumulative total shareholder return over the most recent 5-year period with both the NASDAQ Composite Index and The Carson Medlin Company's Independent Bank Index (an index published by The Carson Medlin Company, Investment Bankers). The NASDAQ Composite Index reflects overall stock market performance. The Independent Bank Index is the compilation of the total return to shareholders over the past five years of a group of 25 independent community banks located in the southeastern states of Alabama, Florida, Georgia, North Carolina, South Carolina, Tennessee, Virginia and West Virginia. The banks included in this index are:

      Name                                            City                 State
      ----                                            ----                 -----
      Auburn National Bancshares, Inc.                Auburn                AL
      United Security Bancshares, Inc.                Thomasville           AL
      TIB Financial Corp.                             Key Largo             FL
      Seacoast Banking Corp.                          Stuart                FL
      Centerstate Banks of Florida, Inc.              Winter Haven          FL
      Fidelity Southern Corp.                         Atlanta               GA
      Southeastern Banking Corporation                Darien                GA
      Southwest Georgia Financial Corp.               Moultrie              GA
      PAB Bankshares, Inc.                            Valdosta              GA
      Uwharrie Capital Corp                           Albermarle            NC
      Four Oaks Fincorp, Inc.                         Four Oaks             NC
      Bank of Granite Corp.                           Granite Falls         NC
      Carolina Trust Bank                             Lincolnton            NC
      FNB Financial Services Corp.                    Reidsville            NC
      CNB Corporation                                 Conway                SC

      Peoples Bancorporation, Inc.                    Easley                SC
      Wilson Bank Holding Company                     Lebanon               TN
      First Pulaski National Corporation              Pulaski               TN
      National Bankshares, Inc.                       Blacksburg            VA
      FNB Corporation                                 Christiansburg        VA
      American National Bankshares, Inc.              Danville              VA
      Central Virginia Bankshares, Inc.               Powhatan              VA
      Virginia Financial Group.                       Culpepper             VA
      C&F Financial Corporation                       West Point            VA
      First Century Bankshares, Inc.                  Bluefield             WV


         The total five-year return was calculated for each of the banks in the peer group taking into consideration changes in stock price, cash dividends, stock dividends, and stock splits since December 31, 2000. The individual results were then weighted by the market capitalization of each bank relative to the entire peer group. The total return approach and the weighting based upon market capitalization are consistent with the preparation of the NASDAQ total return index.

         The Company believes the Independent Bank Index is a more relevant standard by which community banks should measure their own performance because the peer group is comprised of banks that are closer in size and style of doing business. Furthermore, this index more closely reflects the actual trading patterns of community bank stocks.

         Returns assume a beginning stock index price of $100 per share and reinvestment of dividends. The value of the Company's stock as shown in the graph is based on information known to the Company regarding transactions in the Company's stock. Because there is no active trading market in the Company's stock the information is based on a limited number of transactions.

                                         2000   2001   2002   2003   2004   2005
                                         ----   ----   ----   ----   ----   ----
PEOPLES BANCORPORATION, INC ..........    100     90    126    160    235    154
INDEPENDENT BANK INDEX ...............    100    124    154    210    249    252
NASDAQ INDEX .........................    100     79     55     82     89     91

Director Compensation

Directors' Fees

         The Company paid director fees of $500 per quarterly board meeting in 2005. The Chairman of the Board received an additional $500 per quarterly Board meeting. Each of the directors of the Company also served as a director of one of the Banks in 2005. The Peoples National Bank paid director fees of $950 per meeting for 2005; Bank of Anderson, N. A. paid director fees of $800 per meeting in 2005, with the Chairman receiving an extra $100 per meeting; and Seneca National Bank paid director fees of $300 per meeting in 2005. Payment of director fees is not contingent upon attendance at regularly scheduled board meetings, but attendance is required for payment in connection with special called board meetings.

            In 2005, the Company paid committee members $150 for each committee meeting they attended. Committee Chairs received an additional $100 per committee meeting they attended. The Peoples National Bank and Seneca National Bank paid committee members $100 for each committee meeting they attended. Bank of Anderson, N. A. paid committee members $150 for each committee meeting they attended.

         The Company and the Banks paid an aggregate of $345,650 in director and committee fees in 2005.

1997 Non-Employee Director Stock Option Plan

         The 1997 Non-Employee Director Stock Option Plan (the "1997 Plan") reserved 372,318 shares (as adjusted for stock splits and stock dividends since inception of the plan) for issuance upon exercise of options under the plan, and provides for the granting to non-employee directors of options under a non-discretionary formula set forth in the 1997 Plan. The option exercise price of each option must not be less than 100% of the fair market value of the shares of common stock of the Company on the date of grant, and the options are exercisable by the holder thereof prior to their expiration in accordance with the terms of the holder's Stock Option Agreement and the 1997 Plan. Stock options granted pursuant to the 1997 Plan expire no later than ten years from the effective date of the 1997 Plan.

         During 2005 options to purchase shares of the Company's common stock were granted under the 1997 Plan at an exercise price of $17.24 per share to the following directors:

                                                     Number of
                                                  Options Granted
             Name                                     in 2005  *
             ----                                 -------------

  Andrew M. McFall, III                                 525
  Larry D. Reeves                                       525
  James A. Black, Jr.                                   525

         * All options are currently exercisable.

                              CERTAIN TRANSACTIONS

         The Banks have outstanding loans to certain of their directors and executive officers, their associates and members of their immediate families. All of such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not affiliated with the Banks, and did not involve more than the normal risk of collectibility or present other unfavorable features.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         As required by Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, its executive officers and certain individuals are required to report periodically their ownership of the Company's Common Stock and any changes in ownership to the Securities and Exchange Commission. Based on a review of Section 16(a) reports available to the Company and written representations of persons subject to Section 16(a), it appears that all such reports for these persons were filed in a timely fashion during 2005, except one report on Form 4 was not timely filed for Nell W. Smith.

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         The Board has selected Elliott Davis, LLC, Certified Public Accountants with offices in Greenville, South Carolina, to serve as the Company's independent certified public accountants for 2006. It is expected that representatives from this firm will be present and available to answer appropriate questions at the annual meeting, and will have the opportunity to make a statement if they desire to do so.

Fees Paid to Independent Auditors

         Set forth below is information about fees billed by Elliott Davis, LLC, the Company's independent auditors, for audit services rendered in connection with the consolidated financial statements and reports for the years ended December 31, 2005 and 2004, and for other services rendered during such years, on behalf of the Company and the Bank, as well as all out-of-pocket expenses incurred in connection with these services, which have been billed to the Company.

                                           Year Ended           Year Ended
                                        December 31, 2005    December 31, 2004
                                        -----------------    -----------------

Audit Fees .........................          $63,250            $56,350
Audit-Related Fees .................           12,370              6,840
Tax Fees ...........................            9,500              9,500
All Other Fees .....................                -                  -
                                              -------            -------
         Total .....................          $85,120            $72,690

Audit Fees

         Audit fees include fees billed for professional services rendered for the audit of the Company's consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly reports, and services that are normally provided by the Company's independent auditor in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

Audit-Related Fees

         Audit-related fees include fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and that are not reported under "Audit Fees". These services include employee benefit plan audits, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees

         Tax fees include fees for tax compliance/preparation and other tax services. Tax compliance/preparation include fees billed for professional services related to federal and state tax compliance. Other tax services include fees billed for other miscellaneous tax consulting and planning.

All Other Fees

         All other fees would include fees for all other services other than those reported above.

         In making its decision to recommend appointment of Elliott Davis, LLC as the Company's independent auditors for the fiscal year ending December 31, 2006, the Audit Committee considered whether services other than audit and audit-related services provided by that firm are compatible with maintaining the independence of Elliott Davis, LLC.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

         The Audit Committee pre-approves all audit and permitted non-audit services (including the fees and terms thereof) provided by the independent auditors, subject to possible limited exceptions for non-audit services described in Section 10A of the Securities Exchange Act of 1934, which are approved by the Audit Committee prior to completion of the audit. The Committee may delegate to one or more designated members of the Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Committee at its next scheduled meeting.

         General pre-approval of certain audit, audit-related and tax services is granted by the Committee at the first quarter Committee meeting. The Committee subsequently reviews fees paid. Specific pre-approval is required for all other services. During 2005, all audit and permitted non-audit services were pre-approved by the Committee.

                            AUDIT COMMITTEE REPORT

         The following is the report of the Audit Committee with respect to Peoples Bancorporation, Inc.'s audited financial statements for the fiscal year ended December 31, 2005.

         The purpose of the Audit Committee is to assist the Board in its general oversight of the Company's financial reporting, internal controls and audit functions. The Audit Committee is comprised solely of independent directors as defined by The Nasdaq Stock Market, Inc. Marketplace Rules.

         The Audit Committee has reviewed and discussed the consolidated financial statements with management and Elliott Davis, LLC, the Company's independent auditors. Management is responsible for the preparation, presentation and integrity of the Company's financial statements; accounting and financial reporting principles; internal controls; and disclosure controls and procedures. Elliott Davis, LLC, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

         The Audit Committee has discussed with Elliott Davis, LLC the matters required to be discussed by Statement on Accounting Standards No. 61, as may be modified or supplemented, "Communication with Audit Committee." In addition, the Audit Committee has received the written disclosures and the letter from Elliott Davis, LLC required by Independence Standards Board Standard No. 1, as may be modified or supplemented, "Independence Discussions with Audit Committees," and the Audit Committee has discussed with Elliott Davis, LLC their independence.

         Based on their review of the consolidated financial statements and discussions with and representations from management and Elliott Davis, LLC referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal year 2005, for filing with the Securities and Exchange Commission.

                           Respectfully submitted,

      Charles E. Dalton                            Larry D. Reeves
      James A. Black, Jr.                          Nell W. Smith
      George Weston Nalley

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

         Shareholders may obtain copies of the Company's 2005 Annual Report on Form 10-K required to be filed with the Securities and Exchange Commission for the year ended December 31, 2005, free of charge by requesting such form in writing from Robert E. Dye, Jr., Secretary, Peoples Bancorporation, Inc., 1818 East Main Street, Easley, South Carolina 29640. Copies may also be downloaded from the Securities and Exchange Commission website at http://www.sec.gov. INCORPORATION BY REFERENCE

         The Report of the Compensation Committee of the Board of Directors on Executive Compensation, the Audit Committee Report and the Stock Performance Graph are not deemed to be filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any prior or future filings made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates such information by reference.

                                  OTHER MATTERS

         The Board of Directors and management of the Company are not aware of any other matters not referred to in the enclosed proxy that may be brought before the Annual Meeting. However, if any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy will vote such proxy in accordance with their best judgment on such matters. As of the date of the preparation of this Proxy Statement, no shareholder has submitted to management any proposal to be acted upon at the Annual Meeting.

                                                                      Appendix A

                          PEOPLES BANCORPORATION, INC.
                          Nominating Committee Charter


                           Establishment of Committee

The Nominating Committee (the "Committee") shall serve as the primary source for the Board of Directors (the "Board") of Peoples Bancorporation, Inc. (the "Company") in recommending individuals to the Board for nomination as members of the Board. The Committee shall report to the Board on a regular basis and not less frequently than once a year.

                     Committee Membership and Qualifications

The Committee shall consist solely of three or more members of the Board, each of whom has been determined by the Board to be "independent" under any independence criteria established by the Board.

The members of the Committee shall be elected by the Board. A member shall serve until his or her successor is elected, or until he or she resigns or is removed from the Committee by the Board. The members of the Committee may be removed, with or without cause, by a majority vote of the Board.

Unless a Chairperson is elected by the full Board, the members of the Committee may designate a Chairperson by majority vote of its membership. The Chairperson will chair all regular sessions of the Committee and will set the agenda for the Committee meetings.

Meetings

The Committee shall meet as frequently as it determines to be appropriate. Meetings of the Committee may be held in person or telephonically at any time. The Committee may meet with the Chief Executive Officer and such other executive officers and others within the Company as it determines appropriate to fulfilling its responsibilities hereunder.

Committee Purposes and Responsibilities

The following are the purposes and responsibilities of the Committee:

1. To recommend the number of directors who shall serve on the Board of Directors.

2. To identify individuals believed to be qualified to become Board members, consistent with any criteria approved by the Board, and to recommend to the Board the nominees of the Board to stand for election as directors at the annual meeting of stockholders. In the case of a vacancy created in the office of director (including a vacancy created by an increase in the size of the Board), the Committee may recommend to the Board an individual to fill such vacancy either through election by the Board or through election by stockholders. In recommending candidates, the Committee shall take into consideration such factors as it deems appropriate. These factors may include diversity, age, skills such as understanding of banking and finance, decision-making ability, interpersonal skills, experience with other organizations of comparable size, and the interrelation between the candidate's experience and business background and the experience and business backgrounds of other Board members. The Committee should also consider potential director candidates recommended by shareholders if, in making such recommendations, the shareholders comply with the requirements of law, any corporate governance guidelines adopted by the Board, and any other policies or criteria adopted by the Board.

3. To make an initial assessment through inquiries of Board members and nominees of whether such persons meet any independence criteria established by the Board and the Committee or other relevant independence criteria, and to provide such information to the Board.

4. To recommend to the Board directors to serve on each of the Board's committees.

5. To review with the Board the skills and characteristics of the then current members of the Board based on the factors noted above.

6. To recommend to the Board a corporate philosophy and strategy governing director compensation and benefits, and to monitor the company's program of director compensation and benefits.

7. To undertake any other duties or responsibilities expressly delegated to the Committee by the Board from time to time.

Delegation to Subcommittee

The Committee may, in its discretion and to the extent permitted by law, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

Resources and Authority of the Committee

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to retain counsel and other experts or consultants.

                                      PROXY

                          PEOPLES BANCORPORATION, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           FOR ANNUAL MEETING OF SHAREHOLDERS - THURSDAY, MAY 18, 2006

         Robert E. Dye, Jr. and Patricia A. Jensen, or either of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies all of the shares of Common Stock of Peoples Bancorporation, Inc. held of record by the undersigned on the Record Date at the Annual Meeting of Shareholders to be held on May 18, 2006, and at any adjournment thereof, as follows:

1.   Election of    [ ] FOR all nominees listed     [ ] WITHHOLD AUTHORITY
     Directors.         below                           to vote for all nominees
                                                        listed below

                    [ ] WITHHOLD AUTHORITY only on the following nominees:______

                    ____________________________________________________________
                        Instructions: To withhold authority to vote for any individual(s), write the nominee's(s') name(s) on the line above.

NOMINEES: 3-year  terms:  Robert E. Dye,  Jr., W.  Rutledge  Galloway,  E. Smyth
          McKissick, III and William B. West
          2-year terms: George Weston Nalley and William R. Rowan, III

2. And, in the discretion of said agents, upon such other business as may properly come before the meeting, and matters incidental to the conduct of the meeting. (Management at present knows of no other business to be brought before the meeting.)

THE PROXIES WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED WITH RESPECT TO A MATTER WHERE A CHOICE IS PROVIDED, THIS PROXY WILL BE VOTED "FOR" SUCH MATTER.

Please sign exactly as name appears below. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

Dated: ________,  2006
                                       _________________________________________


                                       _________________________________________